UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2014

CNL Healthcare Properties, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-54685	27-2876363
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification no.)

450 South Orange Ave.

Orlando, Florida 32801

(Address of principal executive offices)

Registrant’s telephone number, including area code: (407) 650-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

On December 22, 2014, CNL Healthcare Properties, Inc. (the “Company”), through its operating partnership, CHP Partners, LP, acquired nine medical office building properties for an aggregate cost of approximately $238 million from sellers who were affiliates of Meadows & Ohly, LLC (“Meadows & Ohly”). Subsequently, on February 20, 2015, the Company, through its operating partnership, acquired an additional medical office building from another Meadows & Ohly affiliate for a purchase price of approximately $33.7 million in cash (the “UT Cancer Institute Building,” and collectively, with the first nine medical office properties acquired on December 22, 2014, the “Southeast Medical Office Properties”).

The completion of the acquisition of the UT Cancer Institute Building was reported on the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on February 26, 2015. This Form 8-K/A hereby amends the Company’s Form 8-K filed on February 26, 2015 to include the following required financial statements for the acquisition of the first nine of the Southeast Medical Office Properties, which were acquired on December 22, 2014:

Southeast Medical Office Properties (Nine Properties)

Combined Statements of Revenues and Certain Expenses:

Independent Auditor’s Report

Combined Statements of Revenues and Certain Expenses for the Year Ended December 31, 2013 (Audited) and the Period Ended September 30, 2014 (Unaudited).

Notes to Combined Statements of Revenues and Certain Expenses

The required financial statements relating to the acquisitions of the UT Cancer Institute Building described in Item 2.01 of the Current Report filed on February 26, 2015 will be filed under cover of a Form 8-K/A as soon as practicable and no later than 71 days after the date on which the initial Current Report on Form 8-K was required to be filed.

(b)	Pro Forma Financial Information.

This Form 8-K/A hereby amends the Company’s Form 8-K filed on February 26, 2015 to include the following required financial information for the acquisition of the first nine of the Southeast Medical Office Properties, which were acquired on December 22, 2014:

CNL Healthcare Properties, Inc. and Subsidiaries

Pro Forma Condensed Consolidated Financial Statements (Unaudited):

Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2014

Pro Forma Condensed Consolidated Statement of Operations for the Nine Months Ended September 30, 2014

Pro Forma Condensed Consolidated Statement of Operations for the Year Ended December 31, 2013

Notes to Pro Forma Condensed Consolidated Financial Statements

The required pro forma financial information relating to the acquisition of the UT Cancer Institute Building described in Item 2.01 of the Current Report filed on February 26, 2015 will be filed in accordance with Article 11 under cover of a Form 8-K/A as soon as practicable and no later than 71 days after the date on which the initial Current Report on Form 8-K was required to be filed.

Cautionary Note Regarding Forward-Looking Statements

Certain statements herein that are not statements of historical or current fact may constitute “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995. The Company intends that such forward-looking statements be subject to the safe harbor created by Section 21E of the Securities Exchange

Act of 1934, as amended. Forward-looking statements are statements that do not relate strictly to historical or current facts, but reflect management’s current understandings, intentions, beliefs, plans, expectations, assumptions and/or predictions regarding the future of the Company’s business and its performance, the economy, and other future conditions and forecasts of future events, and circumstances. Forward-looking statements are typically identified by words such as “believes,” “expects,” “anticipates,” “intends,” “estimates,” “plans,” “continues,” “pro forma,” “may,” “will,” “seeks,” “should” and “could,” and words and terms of similar substance in connection with discussions of future operating or financial performance, business strategy and portfolios, projected growth prospects, cash flows, costs and financing needs, legal proceedings, amount and timing of anticipated future distributions, estimated per share net asset value of the Company’s common stock, and/or other matters. The Company’s forward-looking statements are not guarantees of future performance. While the Company’s management believes its forward-looking statements are reasonable, such statements are inherently susceptible to uncertainty and changes in circumstances. As with any projection or forecast, forward-looking statements are necessarily dependent on assumptions, data and/or methods that may be incorrect or imprecise, and may not be realized. The Company’s forward-looking statements are based on management’s current expectations and a variety of risks, uncertainties and other factors, many of which are beyond the Company’s inability to control or accurately predict. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, the Company’s actual results could differ materially from those set forth in the forward-looking statements due to a variety of risks, uncertainties and other factors. Given these uncertainties, the Company cautions you not to place undue reliance on such statements.

Important factors that could cause the Company’s actual results to vary materially from those expressed or implied in its forward-looking statements include, but are not limited to, government regulation, economic, strategic, political and social conditions, and the following: risks associated with the Company’s investment strategy; a worsening economic environment in the U.S. or globally, including financial market fluctuations; risks associated with real estate markets, including declining real estate values; the availability of proceeds from the Company’s offering of its shares; the Company’s failure to obtain, renew or extend necessary financing or to access the debt or equity markets; the use of debt to finance the Company’s business activities, including refinancing and interest rate risk and the Company’s failure to comply with debt covenants; the Company’s inability to identify and close on suitable investments; failure to successfully manage growth or integrate acquired properties and operations; the Company’s inability to make necessary improvements to properties on a timely or cost-efficient basis; risks related to property expansions and renovations; risks related to development projects or acquired property value-add conversions, if applicable, including construction delays, cost overruns, the Company’s inability to obtain necessary permits, and/or public opposition to these activities; competition for properties and/or tenants; defaults on or non-renewal of leases by tenants; failure to lease properties on favorable terms or at all; the impact of current and future environmental, zoning and other governmental regulations affecting the Company’s properties; the impact of changes in accounting rules; the impact of regulations requiring periodic valuation of the Company on a per share basis; inaccuracies of the Company’s accounting estimates; unknown liabilities of acquired properties or liabilities caused by property managers or operators; material adverse actions or omissions by any joint venture partners; increases in operating costs and other expenses; uninsured losses or losses in excess of the Company’s insurance coverage; the impact of outstanding and/or potential litigation; risks associated with the Company’s tax structuring; failure to qualify for and maintain the Company’s REIT qualification; and the Company’s inability to protect its intellectual property and the value of its brand. For further information regarding risks and uncertainties associated with the Company’s business, and important factors that could cause the Company’s actual results to vary materially from those expressed or implied in its forward-looking statements, please refer to the factors listed and described under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the “Risk Factors” sections of the Company’s documents filed from time to time with the U.S. Securities and Exchange Commission, including, but not limited to, the Company’s quarterly reports on Form 10-Q, and the Company’s annual report on Form 10-K, copies of which may be obtained from the Company’s website at www.cnlhealthcareproperties.com. All written and oral forward-looking statements attributable to the Company or persons acting on its behalf are qualified in their entirety by this cautionary note.

Forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to, and expressly disclaims any obligation to, publicly release the results of any revisions to its forward-looking statements to reflect new information, changed assumptions, the occurrence of unanticipated subsequent events or circumstances, or changes to future operating results over time, except as otherwise required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 27, 2015	CNL HEALTHCARE PROPERTIES, INC. a Maryland Corporation

	By:	/s/Joseph T. Johnson
Joseph T. Johnson Chief Financial Officer, Senior Vice President and Treasurer

INDEX TO FINANCIAL STATEMENTS

Page

Southeast Medical Office Properties (Nine Properties)

Combined Statements of Revenues and Certain Expenses:

Independent Auditors’ Report

Combined Statements of Revenues and Certain Expenses for the Year Ended December 31, 2013 (Audited) and the Period Ended September 30, 2014 (Unaudited)	8

Notes to Combined Statements of Revenues and Certain Expenses	9

CNL Healthcare Properties, Inc. and Subsidiaries:

Pro Forma Condensed Consolidated Financial Information (Unaudited):

Pro Forma Condensed Consolidated Financial Statements	12

Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2014	13

Pro Forma Condensed Consolidated Statement of Operations for the Nine Months Ended September 30, 2014	14

Pro Forma Condensed Consolidated Statement of Operations for the Year Ended December 31, 2013	15

Notes to Pro Forma Condensed Consolidated Financial Statements	17

SOUTHEAST MEDICAL OFFICE PROPERTIES (NINE PROPERTIES)

STATEMENTS OF REVENUES AND

CERTAIN EXPENSES

FOR THE YEAR ENDED

DECEMBER 31, 2013 (AUDITED) AND

THE PERIOD ENDED

SEPTEMBER 30, 2014 (UNAUDITED)

PAGE

Independent Auditors’ Report

Statements of Revenues and Certain Expenses	8

Notes to Statements of Revenues and Certain Expenses	9

INDEPENDENT AUDITORS’ REPORT

To the Stockholders of

CNL Healthcare Properties, Inc.

We have audited the accompanying statement of revenues and certain expenses of the nine medical office buildings acquired on December 22, 2014 (the “Properties”) for the year ended December 31, 2013, and the related notes to the financial statement.

Management’s Responsibility for the Financial Statement

Management is responsible for the preparation and fair presentation of the financial statement in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of a financial statement that is free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on the financial statement based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statement. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the financial statement, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statement in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statement.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statement referred to above presents fairly, in all material respects, the revenues and certain expenses of the Properties, as described in Note A, for the year ended December 31, 2013, in conformity with accounting principles generally accepted in the United States of America.

Emphasis of Matter

The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with Rule 3-14 of Regulation S-X promulgated by the Securities and Exchange Commission and, as described in Note A, is not intended to be a complete presentation of the Properties’ revenues and expenses.

AGH, LLC

February 20, 2015

3500 Piedmont Road  •  Suite 500  •  Atlanta, Georgia 30305  •   Phone (404) 233-5486  •   Fax

(404) 237-8325

cpa@aghllc.com • www.aghllc.com

Members of The American Institute of CPAs, Georgia Society of CPAs and Geneva

Group International

SOUTHEAST MEDICAL OFFICE PROPERTIES

STATEMENTS OF REVENUES AND CERTAIN EXPENSES

	For The Year Ended December 31, 2013 (Audited)	For The Period Ended September 30, 2014 (Unaudited)
Revenues
Rental income	$20,745,120	$15,321,529
Other operating income	1,215,019	978,066

Total revenues	21,960,139	16,299,595

Certain Expenses
General and administrative expenses	867,442	755,139
Ground lease expense	1,721,384	1,300,724
Insurance expense	133,359	117,887
Management fees	708,981	519,657
Real estate taxes	1,440,148	1,054,973
Repairs and maintenance	1,412,136	1,117,792
Utilities	1,901,262	1,476,248

Total certain expenses	8,184,712	6,342,420

Net Revenues	$13,775,427	$9,957,175

See Independent Auditors’ Report and Accompanying Notes

SOUTHEAST MEDICAL OFFICE PROPERTIES

STATEMENTS OF REVENUES AND CERTAIN EXPENSES

Note A – Organization and Basis of Presentation

The statement of revenues and certain expenses (the “financial statement”) for the year ended December 31, 2013 relates to the operations of the Properties. The Properties, located in Georgia and North Carolina, consist of nine medical office buildings with a total of 907,413 rentable square feet. As of December 31, 2013, the Properties were 92% leased.

The accompanying financial statement is presented in conformity with Rule 3-14 of Regulation S-X promulgated by the Securities and Exchange Commission. Accordingly, the financial statement is not representative of the actual operations for the period presented, as certain expenses which may not be comparable to the expenses expected to be incurred in the future operations of the Properties have been excluded. Expenses excluded consist of depreciation, amortization, income taxes and certain other expenses not directly related to the future operations of the Properties.

The statement of revenues and certain expenses for the period ended September 30, 2014 is unaudited. However, in the opinion of management, all adjustments (consisting solely of normal recurring adjustments) necessary for the fair presentation of this statement of revenues and certain expenses for the interim period on the basis described above have been included. The results for such an interim period are not necessarily indicative of the results for the entire year.

Note B – Summary of Significant Accounting Policies

Use of estimates

The preparation of the financial statement in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect various amounts reported in the financial statement and accompanying notes. Actual results could differ from those estimates.

Revenue recognition

Rental income from the operating leases, which includes scheduled increases over the lease term, is recognized on a straight-line basis. For the year ended December 31, 2013, income recognized on a straight-line basis is less than income that would have accrued in accordance with the lease terms by $37,434. For the period ended September 30, 2014, income recognized on a straight-line basis is more than income that would have accrued in accordance with the lease terms by $105,863.

Deferred lease expense

The expense from the operating leases, which includes scheduled increases over the lease term, is recognized on a straight-line basis. For the year ended December 31, 2013 and September 30, 2014, the expense recognized on a straight-line basis exceeded payments made by the Properties by $639,447 and $474,092.

Note C – Future Rental Payments

Available space at the Properties is leased to tenants under non-cancellable operating leases that expire on various dates through May 2032. The leases provide for increases in future minimum rental payments. Also, certain leases require reimbursement of common area maintenance charges, certain operating expenses, and real estate taxes.

See Independent Auditors’ Report

SOUTHEAST MEDICAL OFFICE PROPERTIES

STATEMENTS OF REVENUES AND CERTAIN EXPENSES

Note C – Future Rental Payments (continued)

The minimum future rental payments to be received from these leases as of December 31, 2013 are as follows:

2014	$20,023,096
2015	18,276,305
2016	15,539,872
2017	13,521,328
2018	11,102,017
Thereafter	40,133,444

$118,596,062

Note D – Concentration of Revenue

The Properties received approximately 27% of its revenue from one tenant during 2013. The loss of this tenant could have a significant negative impact on the Properties’ operations.

Note E – Commitments and Contingencies

Six of the nine buildings lease land under non-cancellable operating leases. These leases require quarterly payments and terminate between July 31, 2061 and July 10, 2069. The following is a schedule of future minimum rental payments required for the years ending December 31:

2014	$1,115,347
2015	1,136,255
2016	1,164,577
2017	1,186,330
2018	1,208,517
Thereafter	82,993,676

$88,804,702

For the year ended December 31, 2013, the ground lease expense on a straight-line basis was $1,721,384.

Note F – Related Parties

The Properties are under a property management agreement with an affiliate of the Properties’ owners. For the year ended December 31, 2013 and the period ended September 30, 2014, the Properties incurred $708,981 and $519,657 in management fees, respectively.

See Independent Auditors’ Report

SOUTHEAST MEDICAL OFFICE PROPERTIES

STATEMENTS OF REVENUES AND CERTAIN EXPENSES

Note G – Subsequent Events

Subsequent events have been evaluated through February 20, 2015, the date the financial statement was available for issuance. Management has determined that there are no subsequent events that require disclosure under Financial Accounting Standards Board Accounting Standards Codification Topic 855, Subsequent Events.

See Independent Auditors’ Report

CNL HEALTHCARE PROPERTIES, INC. AND SUBSIDIARIES

PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

The following unaudited pro forma condensed consolidated financial statements have been prepared to provide pro forma information with regards to certain real estate acquisitions, financing transactions and dispositions, as applicable.

The accompanying unaudited pro forma condensed consolidated balance sheet of CNL Healthcare Properties and subsidiaries (collectively, the “Company”) is presented as if the Southeast Medical Office Properties acquisition described in Note 2. “Pro Forma Transactions” had occurred as of September 30, 2014. The accompanying unaudited pro forma condensed consolidated statements of operations of the Company are presented for the nine months ended September 30, 2014 and the year ended December 31, 2013 (the “Pro Forma Periods”), and include certain pro forma adjustments to illustrate the estimated effect of the Company’s acquisitions and disposition described in Note 2. “Pro Forma Transactions” as if such events had occurred on January 1, 2013.

This pro forma condensed consolidated financial information is presented for informational purposes only and does not purport to be indicative of the Company’s financial results as if the transactions reflected herein had occurred on the date or been in effect during the period indicated. This pro forma condensed consolidated financial information should not be viewed as indicative of the Company’s financial results in the future and should be read in conjunction with the Company’s financial statements as filed on Form 10-K for the year ended December 31, 2013 and the Company’s financial statements as filed on Form 10-Q for the nine months ended September 30, 2014.

CNL HEALTHCARE PROPERTIES, INC. AND SUBSIDIARIES

PRO FORMA CONSOLIDATED BALANCE SHEET (UNAUDITED)

SEPTEMBER 30, 2014

(IN THOUSANDS, EXCEPT PER SHARE DATA)

	CNL Healthcare Properties, Inc. Historical	Pro Forma Adjustments		CNL Healthcare Properties, Inc. Pro Forma
Real estate assets:
Real estate investment properties (including VIEs $111,838)	$1,361,777	$214,279	(a)	$1,579,056
Real estate under development, including land (including VIEs $29,720)	29,720	—		29,720

Total real estate assets	1,391,497	214,279		1,605,776

Intangibles, net (including VIEs $11,166)	105,122	27,226	(a)	132,348
Cash (including VIEs $7,314)	83,483	(91,736	) (a)	—
		(1,137	) (b)
		(5,073	) (c)
		14,463	(d)
Loan costs, net (including VIEs $1,869)	11,232	1,137	(b)	12,369
Other assets (including VIEs $314)	9,522	—		9,522
Investments in unconsolidated entities	7,627	—		7,627
Restricted cash (including VIEs $459)	6,379	—		6,379
Deferred Rent (including VIEs $247)	4,725	—		4,725
Deposits	3,533	(2,580	) (a)	953

Total assets	$1,623,120	$156,579		$1,779,699

LIABILITIES AND STOCKHOLDERS’ EQUITY

Mortgages and other notes payable (including VIEs $84,560)	$699,591	$142,684	(a)	$842,275
Revolving Credit Facility	180,615	—		180,615
Other liabilities (including VIEs $1,581)	19,964	3,505	(a)	23,469
Accounts payable and accrued expenses (including VIEs $829)	17,363	1,000	(a)	18,363
Accrued development costs (including VIEs $4,683)	4,683	—		4,683
Due to related parties (including VIEs $643)	2,654	—		2,654

Total liabilities	924,870	147,189		1,072,059

Commitments and contingencies

Redeemable noncontrolling interest	568	—		568

Stockholders’ equity:
Preferred stock, $0.01 par value per share, 200,000 shares authorized; none issued or outstanding	—	—		—
Excess shares, $0.01 par value per share 300,000 shares authorized; none issued or outstanding	—	—		—
Common stock, $0.01 par value per share 1,120,000 shares authorized 94,122 shares issued and 93,799 outstanding	938	17	(d)	955
Capital in excess of par value	805,264	14,446	(d)	819,710
Accumulated loss	(67,610)	(5,073	) (c)	(72,683)
Accumulated distributions	(39,100)	—		(39,100)
Accumulated other comprehensive loss	(1,810)	—		(1,810)

Total stockholders’ equity	697,682	9,390		707,072

Total liabilities and equity	$1,623,120	$156,579		$1,779,699

The abbreviation VIEs above mean variable interest entities.

See accompanying notes to unaudited pro forma consolidated financial statements

CNL HEALTHCARE PROPERTIES, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2014

(IN THOUSANDS, EXCEPT PER SHARE DATA)

	CNL Healthcare Properties, Inc. Historical	Southeast Medical Office Properties Historical (1)	Southeast Medical Office Properties Pro Forma Adjustments		Pacific Northwest II Pro Forma Adjustments		CNL Healthcare Properties, Inc. Pro Forma
Revenues:
Rental income from operating leases	$33,478	$15,322	$(64	)(a)	$—		$48,736
Resident fees and services	86,636	—	—		1,649	(g)	88,285
Tenant reimbursement income	4,787	978	—		—		5,765
Interest income on note receivable from related party	498	—	—		—		498

Total revenues	125,399	16,300	(64)		1,649		143,284

Expenses:
Property operating expenses	64,703	5,823	(140	)(a)	674	(g)	71,060
General and administrative	5,689	—	—		180	(g)	5,869
Acquisition fees and expenses	15,726	—	(66	)(c)	(4,863	)(c)	10,797
Asset management fees	5,572	—	1,785	(b)	105	(i)	11,226
			3,764	(h)
Property management fees	6,118	520	13	(d)	88	(i)	6,739
Contingent purchase price consideration adjustment	479	—	—		—		479
Depreciation and amortization	44,111	—	9,495	(e)	588	(j)	54,194

Total expenses	142,398	6,343	14,851		(3,228)		160,364

Operating income (loss)	(16,999)	9,957	(14,915)		4,877		(17,080)

Other income (expense):
Interest and other income	27	—	—		—		27
Interest expense and loan cost amortization	(21,654)	—	(2,500	)(f)	(488	)(g)	(24,642)
Equity in loss of unconsolidated entities	(1,193)	—	—		—		(1,193)
Gain on purchase of controlling interest of investment in unconsolidated entity	2,798	—	—		—		2,798

Total other expense	(20,022)	—	(2,500)		(488)		(23,010)

Net income (loss) before income taxes	(37,021)	9,957	(17,415)		4,389		(40,090)
Income tax benefit	(9)	—	—		—		(9)

Net income (loss)	$(37,030)	$9,957	$(17,415)		$4,389		$(40,099)

Loss per share of common stock (basic and diluted)	$(0.49)						$(0.45)

Weighted average number of shares of common stock outstanding (basic and diluted) (g)	75,100						89,007

CNL HEALTHCARE PROPERTIES, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2013

(IN THOUSANDS, EXCEPT PER SHARE DATA)

	CNL Healthcare Properties, Inc. Historical	Southeast Medical Office Properties Historical (1)	Southeast Medical Office Properties Pro Forma Adjustments		Pacific Northwest II Historical (2)	Pacific Northwest II Pro Forma Adjustments
Revenues:
Rental income from operating leases	$23,297	$20,745	$(86	)(a)	$—	$—
Resident fees and services	27,550	—	—		16,788	—
Tenant reimbursement income	1,640	1,215	—		—	—
Interest income on note receivable from related party	118	—	—		—	—

Total revenues	52,605	21,960	(86)		16,788	—

Expenses:
Property operating expenses	20,940	7,476	(186	)(a)	6,357	—
General and administrative	5,618	—	—		2,977	(1,175	)(k)
Acquisition fees and expenses	18,840	—	—		—	(36	)(c)
Asset management fees	3,614	—	2,380	(b)	—	1,033	(b)
						1,402	(h)
Property management fees	2,642	709	18	(d)	—	672	(k)
Contingent purchase price consideration adjustment	(1,824)	—	—		—	—
Depreciation and amortization	16,765	—	12,660	(e)	1,850	4,260	(m)

Total expenses	66,595	8,185	14,872		11,184	6,156

Operating income (loss)	(13,990)	13,775	(14,958)		5,604	(6,156)

Other income (expense):
Interest and other income	74	—	—		—	8	(l)
Interest expense and loan cost amortization	(10,799)	—	(3,370	)(f)	(1,209)	(1,610	)(l)
Equity in loss of unconsolidated entities	2,147	—	—		—	—
Gain on sale of investment in unconsolidated entity	4,486	—	—		—	—

Total other expense	(4,092)	—	(3,370)		(1,209)	(1,602)

Net income (loss) before income taxes	(18,082)	13,775	(18,328)		4,395	(7,758)
Income tax benefit	(18)	—	—		—	—

Net income (loss)	$(18,100)	$13,775	$(18,328)		$4,395	$(7,758)

Loss per share of common stock (basic and diluted)	$(0.44)

Weighted average number of shares of common stock outstanding (basic and diluted) (g)	40,710

CNL HEALTHCARE PROPERTIES, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (CONTINUED)

FOR THE YEAR ENDED DECEMBER 31, 2013

(IN THOUSANDS, EXCEPT PER SHARE DATA)

	Pacific Northwest Historical (3)	Pacific Northwest Pro Forma Adjustments		South Bay Historical (4)	South Bay Pro Forma Adjustments		CHTSun IV Pro Forma Adjustments		CNL Healthcare Properties, Inc. Pro Forma
Revenues:	$—	$—		$—	$—		$—		$43,956
Rental income from operating leases	26,436	5,907	(n)	7,677	1,578	(q)	—		85,936
Resident fees and services	—	—		—	—		—		2,855
Tenant reimbursement income	—	—		—	—		—		118
Interest income on note receivable from related party

Total revenues	26,436	5,907		7,677	1,578		—		132,865

Expenses:
Property operating expenses	13,302	2,894	(n)	4,419	1,305	(q)	—		56,507
General and administrative	2,791	(961	)(o)	427	214	(q)	—		9,891
Acquisition fees and expenses	—	(7,066	)(c)	—	(1,706	)(c)	—		10,032
Asset management fees	—	2,779	(b)	—	530	(b)	(625	)(b)	11,113
Property management fees	—	1,436	(o)	428	34	(d)	(241	)(d)	5,698
Contingent purchase price consideration adjustment	—	—		—	—		—		(1,824)
Depreciation and amortization	5,091	9,080	(m)	1,143	1,548	(m)	—		52,397

Total expenses	21,184	8,162		6,417	1,925		(866)		143,814

Operating income (loss)	5,252	(2,255)		1,260	(347)		866		(10,949)

Other income (expense):
Interest and other income	—	14	(p)	—	—		—		96
Interest expense and loan cost amortization	(5,131)	(3,750	)(p)	(1,283)	1,283	(r)	1,552	(s)	(24,317)
Equity in loss of unconsolidated entities	—	—		—	—		(1,283	)(t)	864
Gain on sale of investment in unconsolidated entity	—	—		—	—		(4,486	)(t)	—

Total other expense	(5,131)	(3,736)		(1,283)	1,283		(4,217)		(23,357)

Net income (loss) before income taxes	121	(5,991)		(23)	936		(3,351)		(34,306)
Income tax benefit	—	—		—	—		—		(18)

Loss per share of common stock (basic and diluted)	$121	$(5,991)		$(23)	$936		$(3,351)		$(34,324)

									$(0.65)

Weighted average number of shares of common stock outstanding (basic and diluted) (g)									52,728

CNL HEALTHCARE PROPERTIES, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2014

1.	Basis of Presentation

The accompanying unaudited pro forma condensed consolidated balance sheet of Company is presented as if the Southeast Medical Office Properties acquisition described in Note 2. “Pro Forma Transactions” had occurred as of September 30, 2014. The accompanying unaudited pro forma condensed consolidated statements of operations of the Company are presented for the Pro Forma Periods and include certain pro forma adjustments to illustrate the estimated effect of the Company’s acquisitions and disposition, described in Note 2. “Pro Forma Transactions” as if such events had occurred on January 1, 2013. The amounts included in the historical columns represent the Company’s historical balance sheet and operating results for the Pro Forma Periods presented.

The accompanying unaudited pro forma consolidated financial statements have been prepared in accordance with Article 11 of Regulation S-X and do not include all of the information and note disclosures required by generally accepted accounting principles of the United States (“GAAP”). Pro forma financial information is intended to provide information about the continuing impact of a transaction by showing how a specific transaction or group of transactions might have affected historical financial statements. Pro forma financial information illustrates only the isolated and objectively measurable (based on historically determined amounts) effects of a particular transaction, and excludes effects based on judgmental estimates of how historical management practices and operating decisions may or may not have changed as a result of the transaction. Therefore, pro forma financial information does not include information about the possible or expected impact of current actions taken by management in response to the pro forma transaction, as if management’s actions were carried out in previous reporting periods.

This unaudited pro forma consolidated financial information is presented for informational purposes only and does not purport to be indicative of the Company’s financial results or financial position as if the transactions reflected herein had occurred, or been in effect during the Pro Forma Periods. In addition, this pro forma consolidated financial information should not be viewed as indicative of the Company’s expected financial results for future periods.

2.	Pro Forma Transactions

Southeast Medical Office Properties

On December 22, 2014, the Company acquired nine medical office properties for an aggregate purchase price of approximately $238 million, which consisted of the following interests: (i) ground lease interests in the land and a fee simple interest in the improvements which constitute Presbyterian Medical Tower; (ii) ground lease interests in the land and a fee simple interest in the improvements which constitute Midtown Medical Plaza; (iii) ground lease interests in the land and a fee simple interest in the improvements which constitute Metroview Professional Building; (iv) ground lease interests in the land and a fee simple interest in the improvements which constitute Matthews Medical Office Building; (v) ground lease interests in the land and a fee simple interest in the improvements which constitute 330 Physicians Center; (vi) ground lease interests in the land and a fee simple interest in the improvements which constitute Physicians Plaza Huntersville; (vii) right and title to the land and improvements that constitute Outpatient Care Center; (viii) right and title to the land and improvements that constitute Spivey Station Physicians Center; and (ix) right and title to the land and improvements that constitute Spivey Station ASC Building (collectively, the “Southeast Medical Office Properties”).

The Southeast Medical Office Properties feature approximately 0.9 million of rentable square feet and will be managed by a third-party property manager. The Company will pay the property manager a fee equal to 3.5% of the monthly collected gross revenues and will reimburse the property manager for operating expenses incurred that are consistent with the annual business plan.

CNL HEALTHCARE PROPERTIES, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2014

2.	Pro Forma Transactions (continued)

Southeast Medical Office Properties (continued)

The following summarizes the allocation of the purchase price for the Southeast Medical Office Properties and the estimated fair values of the assets acquired (in thousands):

Land	$2,141
Land improvements	1,926
Building and building improvements	210,212
Lease intangibles	27,226
Other liabilities	(3,505)

Net assets acquired	$238,000

In connection with the acquisition of the Southeast Medical Office Properties, the Company entered into a term loan agreement with a lender, providing for a five year term in the original aggregate principal amount of $142.7 million that bears a variable interest rate of 30-day LIBOR plus 2.00%, which as of September 30, 2014 and December 31, 2013 equated to an interest rate of 2.16% and 2.17%, respectively. A one-percentage point increase in LIBOR on the Company’s floating rate debt would have resulted in an increase in pro forma interest expenses of approximately $1.1 million and $1.4 million, respectively, for the nine months ended September 30, 2014 and the year ended December 31, 2013.

Pacific Northwest II Communities

On February 3, 2014, the Company acquired four senior housing communities for a purchase price of approximately $88.3 million. The properties include: Bridgewood at Four Seasons Retirement & Assisted Living Community in Vancouver, WA, Rosemont Retirement & Assisted Living Community in Yelm, WA, Auburn Meadows Senior Community Assisted Living and Special Care in Auburn, WA, and Monticello Park Retirement & Assisted Living Community in Longview, WA. On March 3, 2014, the Company acquired the West Hills Retirement and Assisted Living Community in Corvallis, OR for a purchase price of approximately $15.0 million (collectively, these five communities are referred to as the “Pacific Northwest II Communities”).

The senior housing communities feature a total of 523 residential units and will be operated by a third-party property manager to perform the processes of managing the Pacific Northwest II Communities. The Company will pay the property manager a fee of 4% of the monthly gross revenues and will reimburse the property manager for operating expenses incurred that are consistent with the annual business plan for the Pacific Northwest II Communities.

The following summarizes the allocation of the purchase price for the Pacific Northwest II Communities and the estimated fair values of the assets acquired (in thousands):

Land	$5,792
Land improvements	1,839
Building and building improvements	85,656
Furniture, fixtures and equipment	2,905
In-place lease intangibles	7,057

Total assets acquired	$103,249

In connection with the acquisition of the Pacific Northwest II Communities, the Company entered into a term loan agreement with a lender, providing for a five year term in the original aggregate principal amount of $63.1 million that bears a fixed interest rate of 4.30%.

CNL HEALTHCARE PROPERTIES, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2014

2.	Pro Forma Transactions (continued)

Pacific Northwest I Communities

On December 2, 2013, the Company acquired twelve senior housing communities from various related sellers for a purchase price of approximately $302.3 million. The properties include: MorningStar of Sparks- Sparks, NV, MorningStar of Billings, Billings MT, MorningStar of Boise, Boise, ID, MorningStar of Idaho Falls, Idaho Falls, ID, Prestige Senior Living Beaverton Hills, Beaverton, OR, Prestige Senior Living Fiver Rivers, Tillamook, OR, Prestige Senior Living High Desert, Bend, OR, Prestige Senior Living Riverwood, Tualatin, OR, Prestige Senior Living Southern Hills, Salem, OR, Prestige Senior Living Huntington Terrace, Gresham, OR, Prestige Senior Living Orchard Heights, Salem, OR, Prestige Senior Living Arbor Place, Medford, OR (the “Pacific Northwest I Communities”).

The senior housing communities feature a total of 1,408 residential units and will be operated by two third-party property managers to perform the processes of managing the Pacific Northwest I Communities. The Company will pay the property managers a fee between 4% and 5% of the monthly gross revenues and will reimburse the property managers for operating expenses incurred that are consistent with the annual business plan for the Pacific Northwest I Communities.

The following summarizes the allocation of the purchase price for the Pacific Northwest I Communities and the estimated fair values of the assets acquired and liabilities assumed (in thousands):

Land	$12,178
Land improvements	6,881
Building	261,022
Equipment	8,583
In-place lease	13,616

Net assets acquired	$302,280

In connection with the acquisition of the Pacific Northwest I Communities, the Company entered into a term loan agreement with a lender, providing for a five year term in the original aggregate principal amount of $157.5 million that bears a fixed interest rate of 4.30%.

South Bay Communities

On August 29, 2013, the Company acquired three senior housing communities from affiliates of South Bay Ltd, for a purchase price of approximately $77.5 million. The properties include: The Club at Raiders Ranch- Lubbock, TX, Isles at Raiders Ranch- Lubbock, TX, and Town Village- Oklahoma City, OK (the “South Bay Communities”).

The senior housing communities feature a total of 447 residential units and will continue to be operated by affiliates of South Bay under a management agreement. The Company will pay the property manager a fee equal to 5% of the monthly gross revenues of the South Bay Communities and will reimburse the property manager for operating expenses incurred that are consistent with the annual business plan for the South Bay Communities.

CNL HEALTHCARE PROPERTIES, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2014

2.	Pro Forma Transactions (continued)

The following summarizes the allocation of the purchase price for the South Bay Communities and the estimated fair values of the assets acquired and liabilities assumed (in thousands):

Land	$2,395
Land improvements	617
Building	68,665
Equipment	1,415
In-place lease	4,408

Net assets acquired	$77,500

No additional borrowings were obtained in connection with the South Bay Communities acquisition.

CHTSun Partners IV

On June 29, 2012, the Company acquired a 55% non-controlling membership interest in seven senior housing properties through a joint venture, CHTSUN Partners IV, LLC (“CHTSun IV”), formed by the Company and its co-venture partner, Sunrise Senior Living Investments, Inc. (“Sunrise”), for approximately $56.7 million. The remaining 45% interest is held by Sunrise. The total acquisition price for the seven senior housing properties was approximately $226.1 million. The properties include: Sunrise of Santa Monica – Santa Monica, CA, Sunrise of Connecticut Avenue – Washington DC, Sunrise of Siegen – Baton Rouge, LA, Sunrise of Metairie – Metairie, LA, Sunrise of Gilbert – Gilbert, AZ, Sunrise of Louisville – Louisville, KY and Sunrise of Fountain Square – Lombard, IL (the “Sunrise Communities”). The Sunrise Communities feature 687 living units comprised of 129 independent living units, 374 assisted living units and 184 memory-care units. Sunrise Management continued to operate and manage the Sunrise Communities pursuant to a long-term management agreement pursuant to which it was paid a fee of 6% of gross revenues earned by the Sunrise Communities.

CHTSun IV obtained a $125.0 million loan from The Prudential Insurance Company of America (“Prudential”), a portion of which was used to refinance the existing indebtedness encumbering the properties in the portfolio. The non-recourse loan, which was collateralized by the properties, had fixed-interest rate of 4.66% on $55.0 million of the principal amount and 5.25% on $70.0 million of the principal amount of the loan. The loan repaid in full in March 2013.

Under the terms of the venture agreement for CHTSun IV, the Company was entitled to receive a preferred return of 11% on its invested capital for the first seven years and shares control over major decisions with Sunrise. Subject to certain restrictions, Sunrise has the option to acquire 100% of the Company’s interest in the Joint Venture in years one and two and in years four through seven. The calculation of Sunrise’s purchase price varied depending on the date of the purchase and was based on the Company receiving a specified rate of return on the Company’s original investment.

In connection with the closing of CHTSun IV, the Company entered into a mezzanine loan agreement, providing for a mezzanine loan in the original aggregate principal amount of $40.0 million (the “Mezz Loan”). The Mezz Loan had a two-year term and interest on the outstanding principal balance of the Mezz Loan accrued from the date of the Mezz Loan through maturity at (i) a rate of 8% per annum for the first year, and (ii) a rate of 12% per annum for the second year. Upon settlement, the Company was required to pay the outstanding principal balance, all accrued and unpaid interest thereon, an exit fee of approximately $0.8 million, and all other amounts due.

CNL HEALTHCARE PROPERTIES, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2014

2.	Pro Forma Transactions (continued)

CHTSun Partners IV (continued)

The Company accounted for its investment in CHTSun IV under the equity method of accounting.

In connection with the acquisitions of CHTSun IV, the Company incurred acquisition fees and costs of approximately $2.8 million, all of which was capitalized as investment in unconsolidated entities.

On July 1, 2013, pursuant to a purchase and sale agreement dated December 18, 2012, between CHTSun IV to Health Care REIT, Inc. (“HCN”), the Company completed its sale of its joint venture membership interest for a sales price of approximately $61.8 million, net of transaction costs, which reflects an aggregate gain of approximately $4.5 million.

3.	Related Party Transactions

Pursuant to the Company’s advisory agreement, CNL Healthcare Corp. (the “Advisor”) receives investment services fees equal to 1.85% of the purchase price of properties for services rendered in connection with the selection, evaluation, structure and purchase of assets. In connection with the acquisitions, described in Note 2. “Pro Forma Transactions,” the Company incurred approximately $13.3 million in investment services fees payable to the Advisor. In addition, the Advisor is entitled to receive a monthly asset management fee of 0.08334% of the real estate asset value (as defined in the agreement) of the Company’s properties as of the end of the preceding month.

Pursuant to a master property management agreement, CNL Healthcare Manager Corp. (the “Property Manager”) receives property management fees of approximately 2% to 5% of gross revenues for management of the Company’s single tenant properties and an oversight fee equal to 1% of gross revenues for properties managed by a third-party property manager.

Pursuant to the Company’s Advisor expense support agreement, the Advisor has agreed to accept certain payments in the form of forfeitable restricted common stock of the Company in lieu of cash for asset management fees and specified expenses owed by the Company to the Advisor under the advisory agreement.

Commencing on April 1, 2013, the Advisor shall provide expense support to the Company through forgoing the payment of fees in cash and acceptance of restricted stock for services rendered and specified expenses incurred in an amount equal to the positive excess, if any, of (a) aggregate stockholder cash distributions declared for the applicable quarter, over (b) the Company’s aggregate modified funds from operations (as defined in the Advisor expense support agreement). During the nine months ended September 30, 2014 and the year ended December 31, 2013, the Company received approximately $3.8 million and $1.4 million, respectively, of expense support from the Advisor as result of cash distributions exceeding modified funds from operations for the respective periods.

CNL HEALTHCARE PROPERTIES, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2014

4.	Adjustments to Pro Forma Consolidated Balance Sheet

The adjustments to the unaudited pro forma condensed consolidated balance sheet represent adjustments needed to the Company’s historical balance sheet to present as if the acquisition of the Southeast Medical Office Properties occurred as of September 30, 2014.

(a)	Represents the assets acquired, liabilities assumed, as well as cash and deposits on hand as of the balance sheet date and additional borrowings used to finance the acquisition of the Southeast Medical Office Properties, as described in Note 2.

(b)	Represents the recording of loan costs associated with the additional borrowings used to finance the acquisition of the Southeast Medical Office Properties, as described in Note 2.

(c)	Represents acquisition fees and expenses, including the investment services fee payable to the Advisor, as well as other expenses paid in connection with the closing of the Southeast Medical Office Properties, as described in Note 2.

(d)	Represents the receipt of approximately $17.0 million in additional gross offering proceeds for the sale of approximately 1.7 million shares and the payment of selling commissions of approximately $1.2 million (7% of gross proceeds), marketing support fees of approximately $0.5 million (3% of gross proceeds), and other offering expenses of approximately $0.9 million (5% of gross proceeds), all of which have been netted against additional paid in capital. The additional offering proceeds included in the pro forma adjustments have been limited to the proceeds necessary to acquire the Southeast Medical Office Properties.

5.	Adjustments to Pro Forma Consolidated Statement of Operations

The historical amounts presented in the unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30, 2014 and the year ended December 31, 2014 were derived as follows:

(1)	The Southeast Medical Office Properties historical amounts represent the unaudited historical amounts for the period ended September 30, 2014 and the audited historical amounts for the year ended December 31, 2013 presented above on page 9.

(2)	The Pacific Northwest II historical amounts represent audited historical amounts for the year ended December 31, 2013 presented in the historical statements of income on page F-9 on Form 8-K/A filed April 4, 2014.

(3)	The Pacific Northwest I historical amounts represent unaudited historical amounts for the nine months ended September 30, 2013 as derived from amounts presented in the historical statement of operations on page F-8 on Form 8-K/A filed February 11, 2014.

(4)	The South Bay historical amounts represent unaudited historical amounts for the six months ended June 30, 2013 as derived from amounts presented in the historical statement of operations presented in the historical statement of operations on pages F-7 on Form 8-K/A filed November 26, 2013.

CNL HEALTHCARE PROPERTIES, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2014

5.	Adjustments to Pro Forma Consolidated Statement of Operations (continued)

The following adjustments to the unaudited pro forma condensed consolidated statement of operations represent adjustments needed to present the Company’s results of operations as if the Company’s acquisitions and disposition, described in Note 2. “Pro Forma Transactions” had occurred prior to the Pro Forma Periods presented:

(a)	Represents amortization of above and below market intangible assets and liabilities related to the Southeast Medical Office Properties for the applicable Pro Forma Periods.

(b)	Represents the estimated pro forma adjustment for asset management fees due to the Advisor, as described in Note 3, related to the ownership of the Southeast Medical Office Properties, Pacific Northwest II Communities, Pacific Northwest I Communities and South Bay Communities and the reversal of asset management fees recorded in the Company’s historical results relating to the disposition of CHTSun IV as described in Note 3 for the Pro Forma Periods.

(c)	Represents the reversal of historical acquisition fees and expenses, including investment services fees to the Advisor incurred during the Pro Forma Periods, that are nonrecurring charges directly related to the pro forma transactions described in Note 2.

(d)	Represents the estimated pro forma adjustments for property management fees due to the Property Manager in connection with the management of the Southeast Medical Office Properties, the South Bay Communities and the reversal of property management fees recorded in the Company’s historical results relating to the disposition of CHTSun IV as described in Note 3 for the Pro Forma Periods.

(e)	Depreciation and amortization is computed using the straight-line method of accounting over the estimated useful lives of the related assets. The pro forma adjustments represent the estimated additional expenses as if the assets had been owned during the entire Pro Forma Periods presented net of any actual depreciation or amortization on those assets as recognized in the Company’s historical results of operations.

		Pro Forma Adjustments (in thousands)
Asset Classes	Estimated Useful Life	Nine Months Ended September 30, 2014	Year Ended December 31, 2013
Land	n/a	$—	$—
Land improvements	15 years	96	128
Building and building improvements	39 years	4,043	5,390
In-place lease intangibles	6.6 years	5,356	7,142
Less: Actual depreciation and amortization expense recorded in historical financial statements		—	—

Total		$9,495	$12,660

(f)	Represents interest expense and amortization of loan costs relating to the indebtedness as described in Note 2 for the applicable Pro Forma Periods.

CNL HEALTHCARE PROPERTIES, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2014

5.	Adjustments to Pro Forma Consolidated Statement of Operations (continued)

(g)	Represents the estimated pro forma adjustments related to the ownership of the Pacific Northwest II Communities for the Pro Forma Periods, which were derived from the audited historical amounts included on page F-9 of Form 8-K/A filed on April 4, 2014, offset by the reversal of actual amounts recorded in the Company’s historical results of operations for the three months ended March 31, 2014 (in thousands):

	Pro Forma Adjustments
Financial Statement Line Item	Pro Forma Quarter Ended March 31, 2014	Reversal of Amounts Recorded	Pro Forma Quarter Ended March 31, 2014
Resident fees and services	$4,197	$(2,548)	$1,649

Property operating expenses	$1,839	$(1,165)	$674

General and administrative	$200	$(20)	$180

Interest expense and loan cost amortization	$(704)	$216	$(488)

These pro forma adjustments relate only to the three months ended March 31, 2014 as the acquired properties were operational for the full six months from April 1, 2014 through September 30, 2014, and therefore, included in the Company’s historical operating results.

(h)	Reversal of expense support received by the Company from its Advisor for the nine months ended September 30, 2014 and for the year ended December 31, 2013 as a result of the pro forma adjustments providing the Company with additional modified funds for the Pro Forma Periods presented.

(i)	Represents the estimated pro forma adjustment for asset management fees due to the Advisor and property management fees due to the Property Manager, as described in Note 3, related to the ownership of the Pacific Northwest II Communities for the Pro Forma Periods offset by the reversal of actual amounts recorded in the Company’s historical results of operations for the three months ended March 31, 2014 (in thousands):

	Pro Forma Adjustments
Financial Statement Line Item	Pro Forma Quarter Ended March 31, 2014	Reversal of Amounts Recorded	Pro Forma Quarter Ended March 31, 2014
Asset management fee	$258	$(153)	$105

Property management fee	$210	$(122)	$88

The pro forma adjustment relates only to the three months ended March 31, 2014 as the acquired properties were operational for the full six months from April 1, 2014 through September 30, 2014, and therefore, included in the Company’s historical operating results.

CNL HEALTHCARE PROPERTIES, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2014

5.	Adjustments to Pro Forma Consolidated Statement of Operations (continued)

(j)	Depreciation and amortization is computed using the straight-line method of accounting over the estimated useful lives of the related assets. The pro forma adjustments represent the estimated additional expenses as if the assets had been owned during the entire Pro Forma Periods presented net of any actual depreciation or amortization on those assets as recognized in the Company’s historical results of operations.

		Pro Forma Adjustments (in thousands)
Asset Classes	Estimated Useful Life	Three Months Ended March 31, 2014
Land	n/a	$—
Land improvements	15 years	31
Building and building improvements	39 years	549
Furniture, fixtures and equipment	3 years	242
In-place lease intangibles	2.5 years	706
Less: Actual depreciation and amortization expense recorded in historical financial statements		(940)

Total		$588

(k)	Represents the property management fees adjustment for the Pacific Northwest II Communities since these fees are included in the general and administrative expenses on the historical statement of operations for the Pro Forma Periods. The pro forma adjustment for property management fees due to the Property Manager in connection with the management of the Pacific Northwest II Communities estimated for the Pro Forma Periods as described in Note 3 “Related Party Transactions.”

	Pro Forma Adjustments (in thousands)
Account Description	Reclassification of Historical Property Management Fees	Pro Forma Adjustment	Pro Forma Year Ended December 31, 2013
General and administrative expenses	$(1,175)	$—	$(1,175)

Property management fees	$1,175	$(503)	$672

(l)	Represents the interest expense adjustment for the Pacific Northwest II Communities. The other income is included in the historical interest expense, net on the statement of operations for the Pro Forma Period. The pro forma adjustment for interest expense of the Pacific Northwest II Communities estimated for the Pro Forma Period based on the loans as described in Note 2 “Pro Forma Transactions.”

	Pro Forma Adjustments (in thousands)
Account Description	Reclassification of Historical Other Income	Pro Forma Adjustment	Pro Forma Year Ended December 31, 2013
Interest and other income	$8	$—	$8

Interest expense and loan cost amortization	$(8)	$(1,602)	$(1,610)

CNL HEALTHCARE PROPERTIES, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2014

5.	Adjustments to Pro Forma Consolidated Statement of Operations (continued)

(m)	Depreciation and amortization is computed using the straight-line method of accounting over the estimated useful lives of the related assets. The pro forma adjustments represent the estimated additional expenses as if the assets had been owned during the entire Pro Forma Periods presented net of any actual depreciation or amortization on those assets as recognized in the Company’s historical results of operations.

Properties	Assets	Estimated Useful Life	Pro Forma Adjustments (in thousands) Year Ended December 31, 2013
South Bay Communities	Land	n/a	—
	Land improvements	15 years	$31
	Buildings	39 years	1,320
	FF&E	3 years	354
	Intangible-in please leases	2.5 years	1,322
	Less: Actual depreciation expense recorded in historical financial statements		(1,479)

	Total		$1,548

Pacific Northwest I Communities	Land	n/a	—
	Land improvements	15 years	$459
	Buildings	39 years	6,693
	FF&E	3 years	2,861
	Intangible-in please leases	2.5 years	5,446
	Less: Actual depreciation expense recorded		(6,379	)(1)

	Total		$9,080

Pacific Northwest II Communities	Land	n/a	—
	Land improvements	15 years	$123
	Buildings	39 years	2,196
	FF&E	3 years	969
	Intangible-in please leases	2.5 years	2,823
	Less: Actual depreciation expense recorded in historical financial statements		(1,850)

	Total		$4,260

(1)	Amount includes the reversal of depreciation expense recorded in the historical financial statements of $5.1 million for the nine months ended September 30, 2013 and depreciation expense recorded on the Company’s financial statements of $1.3 million for the quarter ended December 31, 2013.

(n)	The pro forma adjustments relate to the acquisition of the Pacific Northwest I Communities described in Note 2 and represent the net effect of three months of pro forma activity in these financial statement accounts for the quarter ended December 31, 2013 offset by the reversal of actual amounts recorded in the Company’s results of operations for the quarter ended December 31, 2013.

	Pro Forma Adjustments (in thousands)
	Pro Forma Quarter Ended December 31,	Reversal of Company Amounts Recorded	Pro Forma Year Ended December 31,
Account Description	2013		2013
Resident fees and services	$8,812	$(2,905)	$5,907

Property operating expenses	$4,434	$(1,540)	$2,894

CNL HEALTHCARE PROPERTIES, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2014

5.	Adjustments to Pro Forma Consolidated Statement of Operations (continued)

(o)	Represents the property management fees adjustment for the Pacific Northwest I Communities detailed in the related party transactions Note 8 on page F-17, filed on form 8-K/A on February 11, 2014, for the Pro Forma Periods presented. These fees are included in the general and administrative expenses on the statement of operations for the Pro Forma Periods. The pro forma adjustment for property management fees due to the Property Manager in connection with the management of the Pacific Northwest I Communities estimated for the Pro Forma Periods as described in Note 3 “Related Party Transactions.” The pro forma adjustment for general and administrative expenses represents three months of pro forma activity for the quarter ended December 31, 2013.

	Pro Forma Adjustments (in thousands)
Account Description	Reclassification of Historical Property Management Fees	Pro Forma Adjustment	Pro Forma Year Ended December 31, 2013
General and administrative expenses	$(1,891)	$930	$(961)

Property management fees	$1,891	$(455)	$1,436

(p)	Represents the interest expense adjustment for the Pacific Northwest I Communities. The other income is included in the historical interest expense, net on the statement of operations for the on page F-8, filed on form 8-K/A on February 11, 2014, for the Pro Forma Periods presented. The pro forma adjustment for interest expense of the Pacific Northwest I Communities estimated for the Pro Forma Periods based on the loans as described in Note 2 “Pro Forma Transactions.”

	Pro Forma Adjustments (in thousands)
Account Description	Reclassification of Historical Other Income	Pro Forma Adjustment	Pro Forma Year Ended December 31, 2013
Interest and other income	$14	$—	$14

Interest expense and loan cost amortization	$(14)	$(3,736)	$(3,750)

(q)	The pro forma adjustments relate to the acquisition of the South Bay Communities described in Note 2 and represent the net effect of three months of additional pro forma activity in these financial statement accounts for the quarter ended September 30, 2013 offset by the reversal of amounts recorded in the Company’s historical results of operations for the quarter ended September 30, 2013. The results of operations for the quarter ended December 31, 2013 are included in the Company’s historical amounts for the year ended December 31, 2013. The following represents the pro forma adjustments for the year ended December 31, 2013:

	Pro Forma Adjustments (in thousands)
Account Description	Pro Forma Quarter Ended September 30, 2013	Reversal of Historical Amounts Recorded	Pro Forma Year Ended December 31, 2013
Resident fees and services	$3,009	$(1,431)	$1,578

Property operating expenses	$2,123	$(818)	$1,305

General and administrative expenses	$214	$—	$214

Interest and other income (expense)	$—	$—	$—

CNL HEALTHCARE PROPERTIES, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2014

5.	Adjustments to Pro Forma Consolidated Statement of Operations (continued)

(r)	Represents the reversal of historical interest expenses and loan cost amortization for the Pro Forma Periods related to the acquisition of the South Bay Communities as no additional borrowings were obtained in connection with this acquisition.

(s)	Represents the elimination of interest expense and amortization of loan costs relating to the disposition of CHTSun IV, described in Note 2, for the Pro Forma Periods.

(t)	Represents the elimination of equity in earnings (loss) of unconsolidated entities and the gain on sale of investment in unconsolidated entity recorded in the Company’s historical results of operations to reflect the impact of the disposition of the CHTSun IV transaction.

(u)	For purposes of determining the historical weighted average number of shares of common stock outstanding, stock distributions issued and paid through the date of this filing are treated as if they were issued at the beginning of the periods presented.

As a result of the Southeast Medical Office Properties, Pacific Northwest II Communities, Pacific Northwest I Communities and South Bay Communities being treated in the pro forma condensed consolidated statement of operations as having been acquired as of the period presented, the Company assumed approximately 17.7 million of additional shares of common stock were sold during 2012 in its Offering, and the net proceeds were available for the purchase of the Southeast Medical Office Properties, Pacific Northwest II Communities, Pacific Northwest I Communities and South Bay Communities as of January 1, 2013. Consequently, the weighted average numbers of shares outstanding for the Pro Forma Periods was adjusted to reflect this amount of shares as being issued on or before the Pro Forma Periods instead of the actual dates issued, and were treated as outstanding for the full Pro Forma Periods. Pro forma earnings per share were calculated based on the weighted average number of shares of common stock outstanding, as adjusted. The additional weighted average number of common stock outstanding of approximately 13.9 million shares for the nine months ended September 30, 2014 and approximately 14.4 million shares for the year ended December 31, 2013 is reflective of the aforementioned 17.7 million of additional shares assumed to be sold during 2012 being outstanding for Pro Forma Periods.